Attachment A	Deloitte & Touche LLP 777 E. Wisconsin Ave., 34th Floor Milwaukee, WI 53202 USA Tel: +1 (414) 271 3000 WWW.deloitte.com

August 5, 2025

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:	Trust for Professional Managers
File no.	811-10401

Dear Sir or Madam:

We have read Item 1, Item 8 and Exhibit 19(a)(5) of Form N-CSR of Trust for Professional Managers, on behalf of its series, the Rockefeller Climate Solutions Fund and the Rockefeller US Small Cap Core Fund, dated August 5, 2025, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin